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                                                           Exhibit 10.0

                       EMPLOYMENT CONTRACT FOR JOHN C. HOMAN

CONTRACT

     THIS AGREEMENT, made and entered into the seventh day of September 1998, by and between John C. Homan, residing at 303 Market St. #204, San Diego, CA 92101 (hereinafter called "Employee"), and Topform, Inc. a Delaware corporation (hereinafter called "Employer").


                                 WITNESSETH:

     WHEREAS, Employer desires to employ Employee as President and Chief Executive Officer, and

     WHEREAS, Employee desires so to be employed.

     NOW, THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the panics hereby agrees as follows:

1. Employer hereby employs Employee and Employee agrees so to be employed as President and Chief Executive Officer of Employer. The term of employment shall be for an initial term of three years commencing as of the date hereof. This Agreement and the employment provided for herein shall be extended from year to year thereafter (the "renewal term"), except that either party may terminate this Agreement effective as of the end of the term or of any renewal term by giving the other written notice of its intention to do so not later than one hundred eighty (180) days prior to the expiration of the term hereof or of any renewal term.

2. (a) Employee hereby accepts such employment upon the terms and conditions herein set forth. Employee's duties hereunder shall be to perform as the President and Chief Executive Officer of the Employer in its business subject to supervision by the Board of Directors of the Employer. Said duties shall include all responsibilities generally recognized as being reasonable for the general management of a company operating in the public trust, including the hiring and firing of all personnel, creation and elimination of positions, operating entities, etc.

     (b) Employee agrees to devote his best efforts and his sufficient time and attention to the performance of his duties hereunder. The principal place of employment shall be in San Diego, California. Employee shall travel as reasonable required in the performance of his duties hereunder.

3. (a) As compensation for the services to be rendered by Employee during the term hereof and any renewal term, Employer shall pay to Employee and Employee shall accept a salary of $108,000 per annum for the first year of the term payable in accordance with Employer's payroll practices ("base salary"). Base salary of Employee shall be the greater of 125% of the prior years base salary or seventy-five percent (75%) of the prior years total compensation, whichever is greater ("increased amount") after the expiration of each year from the date hereof.

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     (b) Employee shall be entitled to such stock, stock option and cash bonuses based upon the completion of various milestones and objectives as determined by the Board of Directors from time to time, but no less than five percent of the pretax profit per fiscal year.

     (c) Employee shall be reimbursed for his reasonable expenses incurred in the performance of his duties hereunder upon presentation of proper documentation therefor.

4. (a) Employee shall be entitled to receive such other employee benefits as Employer may now have or hereafter make generally available to its employees from time to time.

     (b) Employer shall furnish to Employee for use in the performance of his services hereunder a full-size car as mutually agreed. Upon the expiration or termination of this Agreement for any reason whatsoever Employee shall the option of purchasing the car for the lower of its wholesale value as determined by the NADA used car guide for the Central Region or return the car to Employer.

     (c) Employee shall be entitled to five weeks vacation during the first year of the term increasing by one week per year to a maximum of ten weeks per year. Employee has the right to accrue vacation for up to three years after which he shall be entitled to receive compensation at his then current rate in lieu of taking any or all of said vacation.

     (d) Employee shall at no time be prohibited or discouraged from pursuing any and all activities that Employee, in his sole discretion, deems to be acceptable to him, including, but not limited to scuba diving, flying, sky diving, etc.

     (e) Employee shall comply with all of the terms and provisions of any code of ethics at any time or from time to time instituted by Employer and which is generally applicable to all other similarly situated employees of Employer.

     (f) Employee acknowledges that the Employer's consumer advertising and marketing programs ("Programs") consisting of print, radio, TV and public relations has been developed by Employer at its expense and is the basis for its business and that any disclosure of such Programs will cause grievous harm to Employer. Employee acknowledges that the Programs are unique and unusual and constitutes the sole proprietary technology of Employer. Therefore, Employee shall not, during the term of this Agreement or any time thereafter, divulge, furnish or make accessible to anyone (other than in the regular course of employer's business) any knowledge or information with respect to the Programs and any financial information concerning the business, methods of operation, finances and other aspects of the business of Employer as now or hereafter conducted.

     (g) Employee agrees that during the term of the employment, and for a period of one (1) year thereafter, Employee will not, either through any agent, firm or third party and whether as principal, agent or employee, engage in any business of any nature which is competitive with the laser vision correction business of the Employer at the time thereof.

      (h) Employer shall be entitled to injunctive and/or other equitable relief to prevent or remedy a breach of any of the provisions of this Agreement and to secure their enforcement, in addition to any other remedies or damages which may be available to Employer.



If to Employer:
     John C. Homan
     303 Market St. #204
     San Diego, CA 92101

11. The failure of either party as any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect the party's right to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

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12.  This Agreement constitutes the entire agreement between the parties. No modification, variance or change in any of its terms or provisions shall be valid unless in writing and signed by both parties. This Agreement shall be governed and construed in accordance with the laws of the State of California.

13.  The Employee is entitled to the following additional benefits:

     (a) The Employee is entitled to fifteen paid days per year for attendance or participation at lectures, colloquium conventions, courses and continuing professional education.

     (b) The Employee is entitled to ten days of paid sick leave in any calendar year. The Employee will receive half pay for up to an additional sixty days of sick leave in any calendar year, and unpaid leave if he is unable to return to work after ninety days. If the Employee is not totally and permanently disabled and does not return within one year of the end of a sick leave period, the Employee will be deemed to have resigned his employment. Total and permanent disability is defined as the inability of the employee to carry out the normal duties of his position.

     (c) If the Employee's physical condition makes full-time employment impossible but part-time employment possible, the Employee and Employer will negotiate an agreement providing for reduced duties and reduced compensation.

     (d) The Employer's policy calls for no mandatory retirement age.

     (e) The Employer agrees to pay death benefits to the surviving spouse or estate of the Employee if the Employee's death occurs while this agreement is in force in the amount of the aggregate of all compensation paid to Employee during the past twelve months times five or five hundred thousand dollars, whichever is greater.

6. Officer and Directors Insurance. The Employer agrees to maintain Officers and Directors liability insurance covering the Employee in the amount of at least $1,000,000 per occurrence and $5,000,000 overall per policy year.


IN WITNESS WHEREOF,

duly executed and delivered as of the date set forth above.


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Frank J. Seifert, Vice President



-----------------------------------
John C. Homan